                                                                    Exhibit 99.2


                           ALLIANT TECHSYSTEMS INC.


              INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                  STATEMENTS

                                                                            PAGE
                                                                            ----
Pro Forma Condensed Consolidated Balance Sheet -
December 29, 1996                                                            -1-

Notes to Pro Forma Condensed Consolidated Balance Sheet                      -2-

Pro Forma Condensed Consolidated Statement of Income - Year
ended March 31, 1996                                                         -3-

Notes to Pro Forma Condensed Consolidated Statement of Income                -4-

The following unaudited pro forma consolidated financial statements should be read in conjunction with the unaudited consolidated financial statements and notes thereto included in Alliant Techsystems Inc.'s (the Company) Quarterly Report on Form 10-Q for the quarterly period ended December 29, 1996 and the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended March 31, 1996. The pro forma information may not be indicative of what the financial condition or results of operations of the Company would have been, had the sale been completed on the dates assumed, nor is such information necessarily indicative of the financial condition or results of operations of the Company that may exist in the future.

No pro forma condensed consolidated statement of income for the nine months ended December 29, 1996 is presented herein. Such pro forma amounts would be the same amounts as reflected in the Company's unaudited consolidated statement of income for the nine months ended December 29, 1996 included in its Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, as previously filed with the Commission.

                        ALLIANT TECHSYSTEMS INC. (ATK)

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               December 29, 1996
                                  (Unaudited)

                                                                 Pro Forma Adjustments
(In millions)                                         ATK        ---------------------
                                                   Historical       I            II       Pro Forma
                                                   ----------    --------     --------    ---------
Assets
Current assets:
  Cash and cash equivalents                        $     38.4    $  138.0     $  (88.6)   $    87.8
  Receivables                                           188.7                                 188.7
  Net inventory                                          76.4                                  76.4
  Other current assets                                   37.5       (10.6)                     26.9
                                                   ----------    --------     --------    ---------
    Total current assets                                341.0       127.4        (88.6)       379.8
Net property, plant, and equipment                      364.2        (3.5)                    360.7
Goodwill                                                124.2                                 124.2
Other assets                                            117.7       (70.0)                     47.7
                                                   ----------    --------     --------    ---------
    Total assets                                   $    947.1    $   53.9     $  (88.6)   $   912.4
                                                   ==========    ========     ========    =========
Liabilities and  Stockholders' Equity
Current liabilities:
  Notes payable and current long-term debt         $     61.1    $            $  (20.5)   $    40.6
  Accounts payable                                       71.5                                  71.5
  Contract advances and allowances                       41.6                                  41.6
  Other current liabilities                             127.6        36.3                     163.9
                                                   ----------    --------     --------    ---------
    Total current liabilities                           301.8        36.3        (20.5)       317.6
Long-term debt                                          312.5                    (68.1)       244.4
Other long-term liabilities                             132.5        (1.9)                    130.6
                                                   ----------    --------     --------    ---------
    Total liabilities                                   746.8        34.4        (88.6)       692.6
Stockholders' Equity:
  Common stock and additional paid-in-capital           249.7                                 249.7
  Retained earnings (deficit)                           (14.8)       19.5                       4.7
  Common stock in treasury and other                    (34.6)                                (34.6)
                                                   ----------    --------     --------    ---------
    Total stockholders' equity                          200.3        19.5                     219.8
                                                   ----------    --------     --------    ---------
    Total liabilities and stockholders' equity     $    947.1    $   53.9     $  (88.6)   $   912.4
                                                   ==========    ========     ========    =========

See Notes to Pro Forma Condensed Consolidated Balance Sheet

                            ALLIANT TECHSYSTEMS INC.


            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Unaudited)


1. Basis of Presentation - The Pro Forma Condensed Consolidated Balance Sheet assumes that the sale of the Company's Marine Systems Group to Hughes Aircraft Company (the transaction), as described in Item 2 of this Report on Form 8-K dated March 13, 1997, occurred on December 29, 1996. It also assumes that, as a result of the transaction, the Company would prepay a portion of its Bank Term Loan.

2. Pro Forma Adjustments:

   I. Reflects the sale of substantially all of the assets of the Marine Systems Group to Hughes Aircraft Company and all costs/liabilities resulting from the sale. Cash consideration received in the sale is shown net of related transaction costs. The effective tax rate related to the pre-tax gain on disposal is 35 percent.

   II. Reflects the required prepayment of $88.6 million of the Company's
       Bank Term Loan. Under the terms of the Bank Term Loan agreement, the Company's prepayment will reduce each future minimum required payment by approximately 42 percent.

                         ALLIANT TECHSYSTEMS INC. (ATK)

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                           Year ended March 31, 1996
                                  (Unaudited)

(In millions except                     ATK                    Pro Forma
    per share data)                  Historical               Adjustments                Pro Forma
                                     -----------              ------------               ----------

Sales                                   $1,193.8                   $(173.2)                $1,020.6
Cost of sales                              971.6                    (137.3)                   834.3
                                        --------                   -------                 --------
     Gross Margin                          222.2                     (35.9)                   186.3
Operating expenses
     Research and development               16.6                      (2.5)                    14.1
     Selling                                41.4                      (8.3)                    33.1
     General and administrative             49.9                      (6.5)                    43.4
     Restructuring charges (recovery)       (3.2)                                              (3.2)
                                        --------                   -------                 --------
     Total operating expenses              104.7                     (17.3)                    87.4
                                        --------                   -------                 --------
     Income from operations                117.5                     (18.6)                    98.9
Other income (expense)
     Interest expense                      (45.1)                      5.8                    (39.3)
     Other income (net)                      4.0                      (1.5)                     2.5
                                        --------                   -------                 --------
     Total other expense                   (41.1)                      4.3                    (36.8)
Income from continuing operations
     before income taxes                    76.4                     (14.3)                    62.1
Income tax provision                        16.8                      (3.1)                    13.7
                                        --------                   -------                 --------
Income from continuing operations       $   59.6                   $ (11.2)                $   48.4
                                        --------                   -------                 --------


Earnings from continuing operations
per common and common equivalent
share:                                  $   4.43                   $ (0.83)                $   3.61
                                        --------                   -------                 --------

Average number of common and
common equivalent shares (millions)         13.4                      13.4                     13.4
                                        --------                   -------                 --------

See Notes to Pro Forma Condensed Consolidated Statement on Income

                            ALLIANT TECHSYSTEMS INC.


         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                  (Unaudited)


1. Basis of Presentation - The Pro Forma Condensed Consolidated Statement of Income assumes that the sale of substantially all of the assets of the Company's Marine Systems Group, as described in Item 2 of this Report on Form 8-K dated March 13, 1997, occurred as of April 1, 1995.

2. Pro Forma Adjustments - Reflect the elimination of the Marine Systems Group's historical results of operations, as previously included in the Company's consolidated statement of income. In future filings, the Company will report Marine Systems Group's results of operations as discontinued operations.